Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger to Effect One-for-Ten Reverse Stock Split

Redwood City, Calif., June 21, 2019 - Avinger, Inc. (NASDAQ:AVGR), a commercial-stage medical device company marketing the first-ever image-guided, catheter-based system for diagnosis and treatment of Peripheral Artery Disease (PAD), today announced that the Company will effect a 1-for-10 reverse stock split of the Company's common stock, which will be effective at 5:00 p.m. Eastern time on Friday, June 21, 2019. As of that date, each 10 shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. A new CUSIP number of 053734604 has been assigned to the Company's common stock as a result of the reverse stock split.

On June 19, 2019, the Company reconvened its June 11, 2019 Annual Meeting of Stockholders, at which time the Company’s stockholders approved the reverse stock split. The Board of Directors was authorized to implement the reverse stock split and determine the ratio of the split within a range of not less than 1-for-3 or greater than 1-for-10. Thereafter, the Board of Directors determined to fix the ratio for the reverse stock split at 1-for-10. The reverse stock split is being effected in order to increase the per share trading price of the Company's common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. Shares will continue to trade under the symbol “AVGR.”

“The board of directors has determined to effect the reverse stock split without delay in order to secure the Company's Nasdaq listing and return our full focus to executing Avinger’s business strategy,” said Jeff Soinski, Avinger’s president and CEO. “We are excited about a number of upcoming expected milestones in our business for the second half. These include continued ramping of our Pantheris Next Generation cases at both existing and new centers, commercial launch of our Pantheris SV device for the treatment of PAD in smaller vessels, and further development of best-in-class medical technologies to give patients suffering from PAD the highest quality treatment outcomes.”

The reverse split will reduce the number of shares of the Company's common stock outstanding from approximately 64.2 million to approximately 6.4 million. Proportional adjustments will be made to the terms and exercise prices of outstanding options and warrants. The Company will pay out cash in lieu of any fractional shares otherwise resulting from the reverse stock split.

Stockholders should direct any questions concerning the reverse stock split to their broker or to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, at 1-800-937-5449. Inquiries can also be sent via email to help@astfinancial.com and should include a reference to “Avinger.”

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding Avinger's upcoming expected milestones in its business. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; experiences of high-volume users of our products may lead to better patient outcomes than those of physicians that are less proficient; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2019. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps
Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

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